UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2024

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (617) 425-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	CRAI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2024, the board of directors (the “Board”) of CRA International, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Karen C. Keenan to join the Board as an independent director, effective as of January 8, 2024. Ms. Keenan will serve as a Class II director until the Company’s 2024 annual meeting of stockholders and until her successor is elected and qualified or until her earlier resignation or removal. Ms. Keenan was also appointed to serve on the Audit Committee of the Board.

Effective as of March 1, 2024, Richard Booth will serve as chair of the Audit Committee, replacing Robert Holthausen, who has served as the chair since 2015. Mr. Holthausen will continue to serve as a member of the Audit Committee, along with Alva Harry Taylor, Ph.D. and Ms. Keenan. Also effective March 1, 2024, Christine Detrick will serve as chair of the Nominating and Corporate Governance Committee, replacing William Concannon, who has served as the chair since 2009. Mr. Concannon will continue to serve as lead director of the Board and as a member of the Nominating and Corporate Governance Committee. Additionally, Ms. Detrick will replace Mr. Holthausen as a member of the Executive Committee of the Board. Lastly, effective July 18, 2024, Heather Tookes will serve as chair of the Compensation Committee, replacing Thomas Avery, who has served as the chair since 2017. Mr. Avery will continue to serve as a member of the Compensation Committee.

As a non-employee director, Ms. Keenan will receive cash compensation and an equity award for her Board service in accordance with the Company’s non-employee director compensation policy. Ms. Keenan is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Keenan and any other persons pursuant to which she was selected as a director. Ms. Keenan will also have the benefit of the Company’s standard form of indemnification agreement for non-employee directors.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing Ms. Keenan’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Title
99.1	Press release, dated January 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: January 3, 2024	By:	/s/ Daniel K. Mahoney
Daniel K. Mahoney
Chief Financial Officer, Executive Vice President and Treasurer